UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2006

MOD-PAC CORP.
(Exact name of registrant as specified in its charter)

NEW YORK	0-50063	16-0957153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Elmwood Avenue Way, Buffalo, New York		14207
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 873-0640

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

        On December 13, 2006, the Compensation Committee (the "Committee") of the Board of Directors of MOD-PAC CORP. (the "Company") granted stock option awards under the Company's 2002 Stock Option Plan to the following named executive officers:

Executive Officer	Title	Options Granted

Daniel G. Keane	President and Chief Executive Officer	22,300 shares
David B. Lupp	Vice President and Chief Financial Officer	15,000 shares

Each of the options granted to the named executive officers as set forth above vests at the rate of 20% per year, except for the grant to Mr. Daniel G. Keane, which vests on June 13, 2007.  All of such options have an exercise price of $10 per share.

 On December 13, 2006, the Compensation Committee (the "Committee") of the Board of Directors of MOD-PAC CORP. (the "Company") granted stock option awards under the Company's 2002 Director Option Plan to the following directors of the Company:

Director	Options Granted

Kevin T.. Keane	4,000 shares
Robert J. McKenna	4,000 shares
William G. Gisel, Jr.	4,000 shares
Howard Zemsky	4,000 shares

Each of the options granted to the Company's directors as set forth above vests on June 13, 2007 and has an exercise price of $10 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOD-PAC CORP.

Date:	December 14, 2006	By:	/S/ DANIEL G. KEANE
Daniel G. Keane
President and Chief Executive Officer